SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12

Zendesk, Inc.

(Name of Registrant as Specified In Its Charter)

JANA Partners LLC

JANA Special Situations Management, LP

Barry Rosenstein

Quincy L. Allen

Felicia Alvaro

Jeff Fox

Scott Ostfeld

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[●], 2022

Dear Fellow Zendesk, Inc. Stockholders:

The attached proxy statement (the “Proxy Statement”) and the enclosed WHITE proxy card are being furnished to you, the stockholders of Zendesk, Inc., a Delaware corporation (“Zendesk” or the “Company”), in connection with the solicitation of proxies by JANA Special Situations Management, LP, JANA Partners LLC and Barry Rosenstein (collectively, “JANA,” “we,” or “us”) and our Nominees (as defined below) for use at the 2022 annual meeting of stockholders of Zendesk (including any adjournment, postponement, rescheduling, or continuation thereof or any special meeting held in lieu thereof, the “Annual Meeting”), relating to the election of our slate of four nominees (the "Nominees") named in Proposal 1 of the Proxy Statement — Quincy L. Allen, Felicia Alvaro, Jeff Fox and Scott Ostfeld — to the Board of Directors of Zendesk (the “Board”).

Pursuant to the Proxy Statement, we are soliciting proxies from the holders of shares of Zendesk common stock to vote FOR ALL of our Nominees for election to the Board at the Annual Meeting.

The Annual Meeting will be held on [ ], at [ ].

We recommend that you carefully consider the information contained in the Proxy Statement and then support our efforts by completing, signing, dating and returning the enclosed WHITE proxy card today, or by voting via the Internet or telephone. The Proxy Statement and the enclosed WHITE proxy card are first being furnished to stockholders on or about [●], 2022.

If you have already voted using Zendesk’s gold proxy card, you have every right to change your vote by completing, signing, dating and returning a later dated proxy card or by voting via the internet or telephone.

If you have any questions or require any assistance with your vote, please contact D.F. King & Co., Inc., which is assisting us, at their address and telephone numbers listed below.

Thank you for your support,

JANA Partners LLC

If you have any questions, require assistance in voting your WHITE proxy card or voting via the internet or telephone, or need additional copies of JANA Partners LLC’s proxy materials, please call or email D.F. King & Co., Inc. at the contacts below.

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005
ZEN@dfking.com

Stockholders Call Toll-Free at: (800) 848-3410

Banks and Brokers Call Collect: (212) 269-5550

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED [●], 2022

ZENDESK, INC.

__________________________

PROXY STATEMENT

OF

_________________________

PLEASE USE THE ENCLOSED WHITE PROXY CARD TO VOTE BY TELEPHONE OR INTERNET TODAY. ALTERNATIVELY, YOU MAY SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD BY MAIL.

This Proxy Statement (this “Proxy Statement”) and the enclosed WHITE proxy card are being furnished by JANA Partners LLC (“JANA Partners”), JANA Special Situations Management, LP (“JANA Special Situations”), and Barry Rosenstein (the foregoing, collectively, “JANA”, “we” or “us”), and the nominees named in Proposal 1 (each, a “Nominee”, collectively, the “Nominees” and, together with JANA, the “Participants”) in connection with the solicitation of proxies from the stockholders of Zendesk, Inc., a Delaware corporation (“Zendesk” or the “Company”).

This Proxy Statement and WHITE proxy card are first being mailed or given to the Company’s stockholders on or about [●], 2022.

We believe the Zendesk Board of Directors’ (the “Board”) misguided attempt to acquire Momentive Global Inc. (“Momentive”) exposed the Board’s blatant disregard for stockholders and ongoing failures of oversight. Absent meaningful change to the Board, we believe Zendesk will fail to achieve its potential and suffer a persistent valuation discount – with stockholders left paying the price.

Therefore, we are providing stockholders the opportunity to elect new, independent and highly qualified individuals to the Board. These Nominees collectively bring public company CEO, CFO, COO, board and investment experience in software and technology, as well as governance, operational, strategy, M&A, and finance experience. We believe that our Nominees, if elected, will work constructively and effectively to rehabilitate the Company and maximize stockholder value.

We are therefore seeking your support at the upcoming 2022 annual meeting of stockholders (including any adjournment, postponement, rescheduling, or continuation thereof or any special meeting held in lieu thereof, the “Annual Meeting”), to be held on [ ], at [ ].

Proposal		Our Recommendation

1.	To elect JANA’s slate of four Nominees — Quincy Allen, Felicia Alvaro, Jeff Fox and Scott Ostfeld — to serve as directors and hold office until the annual meeting of stockholders to be held in 2025 and until their respective successors are duly elected and qualified.	FOR ALL of the Nominees
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.	FOR
3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.	[ ]
4.	To transact other business as may properly come before the Annual Meeting.

The Board currently consists of ten directors divided into three classes pursuant to a “classified” structure, with four “Class II” directors to be elected at the Annual Meeting. Through this Proxy Statement and the enclosed WHITE proxy card, we are soliciting proxies to elect the four Nominees named herein to serve as directors, who, if elected, would constitute a minority of the Board. Zendesk has nominated its own set of directors for re-election at the Annual Meeting. There is no assurance that any of the Company’s nominees will serve as directors if any or all of our Nominees are elected.

The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement filed with the SEC on [●], 2022 (the “Company's proxy statement”).

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) as of [●], 2022. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were [●] shares of common stock, par value $0.01 per share (“Common Stock”), outstanding according to the Company's proxy statement. As of March 16, 2022, the Participants beneficially owned 3,099,634 shares of Common Stock in the aggregate, as further described on Annex I.

The Participants represent that they intend to, or are part of a group which intends to, (i) deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the Nominees at the Annual Meeting, and (ii) otherwise solicit proxies or votes from stockholders of the Company in support of the nominations of the Nominees.

We urge you to use the enclosed WHITE proxy card to vote by telephone or the Internet by following the instructions on the WHITE proxy card. Your vote is important, and we are encouraging stockholders to submit their proxies electronically if possible. Alternatively, if you do not have access to a touch-tone telephone or the Internet, please sign, date and return the WHITE proxy card in the postage-paid envelope provided. Please vote “FOR ALL” of the Nominees to the Board in Proposal 1, “FOR” Proposal 2 and “[ ]” Proposal 3.

This proxy solicitation is being made by JANA and the Nominees, and not on behalf of the Board or management of the Company or any other third party.  We are not aware of any other matters to be brought before the Annual Meeting other than as described herein.  Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed WHITE proxy card will vote on such matters in their discretion.

If you have already voted using the Company’s gold proxy card, you have every right to change your vote by using the enclosed WHITE proxy card to vote again by telephone or the Internet by following the instructions on the WHITE proxy card. Alternatively, you may sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

We urge you to vote using the enclosed WHITE proxy card to vote “FOR” each of our nominees. We recommend that you DISREGARD and not return any gold proxy cards that you may receive from the Company.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page 13.

YOUR VOTE IS IMPORTANT

We urge you to submit your vote using the WHITE proxy card via the Internet or by telephone as soon as possible.

We encourage you to vote electronically.

If you do not have access to a touch-tone phone or the Internet, you may sign, date and return the enclosed WHITE proxy card

in the postage-paid envelope provided.

For additional instructions for each of these voting options, please refer to the enclosed WHITE proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

 ZEN@dfking.com

D.F. King & Co., Inc. (“D.F. King”)

48 Wall Street, 22nd Floor

New York, New York 10005

Stockholders Call Toll-Free: (800) 848-3410
Banks and Brokers Call Collect: (212) 269-5550

BACKGROUND OF THIS PROXY SOLICITATION

REASONS FOR THIS PROXY SOLICITATION

JANA Partners is an investment manager specializing in identifying investment opportunities where active engagement with a company can unlock value for the benefit of all stockholders.

JANA Partners identified Zendesk as an attractive investment because it believed the Company’s shares were highly undervalued following a period of underperformance that was exacerbated by the announcement of Zendesk’s proposed all-equity financed acquisition of Momentive (the “Momentive Acquisition”), which resulted in an immediate and significant decline in Zendesk’s stock price. JANA Partners believed the Board’s proposal to acquire Momentive by issuing billions of dollars of undervalued Zendesk equity represented a reckless disregard for stockholder capital. JANA Partners further believed the Momentive Acquisition would not only destroy significant long-term value, but would also elevate operating risks and impair Zendesk’s more attractive standalone opportunities for value creation. Therefore, on November 30, 2021, JANA Partners publicly announced its investment in Zendesk, its opposition to the Momentive Acquisition, and that it would be voting against the transaction.

The Momentive Acquisition announcement also led to widespread rebuke from the market, resulting in fourteen sell-side target price cuts and six analyst downgrades of Zendesk’s stock, multiple other stockholders publicly voicing opposition to the transaction, the Company trading at a material discount to its peers,[1] and one analyst noting “Zendesk snatched defeat from the jaws of victory in the minds of many stockholders by announcing the Momentive deal.”[2] Undeterred, the Board continued its pursuit of Momentive for nearly four months, during which time the Board and management spent tens of millions of dollars of stockholder capital in non-contingent fees for the Momentive Acquisition instead of prioritizing the Company’s more attractive standalone prospects. Moreover, while the Board was attempting to acquire Momentive by issuing billions of dollars of Zendesk equity at a substantial discount to its intrinsic value (as calculated by the Board’s own financial advisor), it refused to engage in discussions with buyers interested in acquiring Zendesk at a premium.[3]

We believe the more than 90% of Zendesk stockholders that voted AGAINST the Momentive Acquisition at Zendesk’s February 25, 2022 special meeting sent a loud, clear message to the Zendesk Board – rejecting, by an unprecedented margin, the Board’s most consequential strategic and capital allocation decision. In fact, the incumbent Board’s proposal to acquire Momentive received the lowest level of stockholder support – with a mere 9% voting FOR – of any disclosed deal-related vote (buyer or seller) in the Russell 3000 in at least the last 20 years.[4] We believe the result of the vote demonstrates the staggering disconnect between the Board and the Company’s true owners, its stockholders, whom the Board is empaneled and paid to serve.

We believe the Board has shown a reckless disregard for stockholder capital, a seeming readiness to resort to what Glass Lewis called “questionable reasoning”[5] when challenged by stockholders and a “ready, fire, aim”[6] process, as well as a history of refusing to engage with interested strategic and financial buyers for the Company. We believe the Momentive Acquisition process also exposed critical ongoing failures of the Zendesk Board that can only be addressed with meaningful Board change. Absent meaningful change to the Board, we believe Zendesk will fail to achieve its potential and suffer a persistent valuation discount – with stockholders left paying the price.

We are therefore providing stockholders the opportunity to elect new, independent and highly qualified individuals to the Board who collectively bring public company CEO, CFO, COO, board and investment experience in software and technology, as well as governance operational, strategy, M&A, and finance experience. We believe that our Nominees, if elected, will work constructively and effectively to rehabilitate the Company and maximize stockholder value.

 ______________________________________

[1] For example, at the time of our November 30, 2021 letter, Zendesk’s EV/NTM Sales multiple was a ~50% discount to its Piper Sandler selected peer group, versus an average of a ~15% premium since its IPO. The Piper Sandler peer group consisted of TWLO, APPF, EVBG, RNG, FIVN, AVLR, HUBS and BL as referenced in an October 28, 2021 research note.

[2] JMP Securities, November 19, 2021.

[3] See Form 8-K, filed by the Company on February 10, 2022.

[4] Historical voting information for last 20 years per ISS.

[5] “…we find Zendesk has increasingly relied on questionable reasoning…” (Glass Lewis, February 10, 2022).

[6] “…Zendesk's proposed acquisition of Momentive could readily be characterized as a case of, ‘ready, fire, aim’." (Glass Lewis, February 10, 2022).

TIMELINE

Outlined below are the key interactions and communications between JANA and the Company leading up to the filing of this Proxy Statement:

On November 30, 2021, JANA issued a public letter to the Board stating that it believed the Momentive Acquisition to be “the wrong path forward for Zendesk” and calling on the Board to “liberate shareholder value by terminating the Momentive [Acquisition]”.

On January 3, 2022, after it became clear that the Board was continuing with the Momentive Acquisition, JANA issued a second public letter calling on the Board to “immediately terminate the [Momentive Acquisition]” due to what JANA believed was the acquisition’s questionable strategic logic, lack of financial merit and high degree of execution risk.

On January 14, 2022, on a video call with members of Zendesk’s management and Board, representatives of JANA Partners outlined JANA’s opposition to the Momentive Acquisition, questioned the Board’s continued pursuit of the transaction given that stockholders did not support the transaction, and discussed pre-existing operational performance concerns among investors that JANA believed had caused Zendesk to trade at a discount to its intrinsic value and a growing discount to peers even before the Momentive Acquisition was announced. During the session, Zendesk’s management and Board reaffirmed their commitment to pursuing the Momentive Acquisition as their key strategic objective and disputed JANA’s claims that Zendesk investors had longstanding concerns about Zendesk performance prior to the transaction.

Following the video call, JANA sent Zendesk’s Board and management an email providing additional analyst commentary regarding longstanding investor concerns, and stating “We believe that Zendesk has substantial runway for value creation and share price appreciation, but all roads begin with embracing the inevitable and pivoting the Company’s focus away from buying Momentive to rebuilding trust and credibility with investors. It is our sincere hope to continue building a constructive dialogue with the [B]oard and management to help achieve these goals. However, the longer Zendesk clings to a transaction that has already been rejected, the more apparent it becomes that broader change is needed at the Company.”

On January 17, 2022, Zendesk’s Chairman and CEO responded to JANA’s January 14 email thanking JANA for the discussion and reaffirming the Company’s commitment to the Momentive Acquisition.

On February 1, 2022, JANA issued a public investor presentation outlining, in detail, why it believed that the Momentive Acquisition lacked financial justification, introduced substantial execution risk, had unconvincing strategic rationale, relied on synergy claims that JANA did not believe were credible, and resulted from what JANA believed was a poor process that would impair Zendesk’s long-term value creation potential.

On February 4, 2022, JANA’s legal counsel sent a letter to the Company requesting the Company’s standard form questionnaire and nominee representations agreement (together, the “Nomination Forms”), which are required, pursuant to the Bylaws, for stockholders to nominate directors. JANA’s legal counsel did not name JANA as there is no requirement to do so under the Bylaws.

On February 7, 2022, JANA issued a third public letter to the Board, reiterating its concerns about the Momentive Acquisition and urging the Board to reverse course and end its pursuit of “a value-destructive acquisition shareholders are destined to reject” and instead focus on “driving actual value for shareholders”.

On February 8, 2022, the Company’s legal counsel responded to JANA’s legal counsel’s February 4 request for the Nomination Forms. The Company refused to supply the Nomination Forms unless JANA’s legal counsel identified JANA by name and confirmed it held Common Stock in record name, despite these not being requirements under the Bylaws to procure the Nomination Forms. JANA’s legal counsel responded to the Company on the same day providing the additional information that the Company requested and noting that it was doing so, despite the Bylaws not requiring the disclosure of such information, to “eliminate any continued pretext for the Company’s refusal to provide the Nomination Forms.” Despite being made aware of the requesting stockholder’s identity, the Company did not respond or supply the Nomination Forms on February 8, 2022.

On February 9, 2022, instead of providing the Nomination Forms, the Company legal counsel responded that it would provide the Nomination Forms at some time over the next two days. JANA’s legal counsel responded to the Company on the same day noting that “the delay [to provide the Nomination Forms] in the middle of the Company’s nomination window is troubling, as it raises serious concerns that the Company is engaging in stall tactics designed to disenfranchise stockholders, particularly given the fact that the deadline for stockholders to submit nominations to the Company is a little over one week away.”

On February 10, 2022, the Company’s legal counsel provided the Nomination Forms to JANA’s legal counsel.

Also on February 10, 2022, The Wall Street Journal issued a report headlined “Zendesk Receives Takeover Approaches”, which stated that multiple private equity buyers were circling with interest in acquiring the Company. Later that day, and in conjunction with its previously scheduled release of fourth quarter 2021 earnings, Zendesk issued a press release stating that it had received and rejected a proposal to acquire the Company for a price of between $127 and $132 per share in cash from a consortium of private equity buyers. Zendesk stated that “The Board continues to believe strongly that the continued execution of its strategic plan, including the proposed acquisition of Momentive, will generate substantial additional long-term value for shareholders” and reiterated its recommendation that stockholders vote in favor of the Momentive Acquisition. On the same day, proxy advisory firm Glass Lewis recommended that Zendesk stockholders vote against the Momentive Acquisition.

On February 11, 2022, proxy advisory firm Institutional Shareholder Services (“ISS”) recommended that Zendesk stockholders vote against the Momentive Acquisition.

On February 16, 2022, JANA issued a public letter to the Board noting that despite the fact that the Momentive Acquisition may soon fail, JANA believed that to address the damage inflicted on stockholders and to avoid further harm to shareholder value, the Board must either be replaced or the Company must “reverse course and engage with interested strategic and financial buyers to sell the Company”. To this end, JANA submitted a notice of its intent to nominate the four Nominees for election as directors at the Annual Meeting. JANA’s legal counsel sent a letter to the Company requesting access to certain stockholder list records.

On February 21, 2022, proxy advisory firm Egan-Jones recommended that Zendesk stockholders vote against the Momentive Acquisition.

On February 25, 2022, JANA issued a public statement following press reports that stockholders were expected to reject the Momentive Acquisition, stating that such rejection would be “a huge win for Zendesk shareholders, a repudiation of Zendesk’s board, and a strong indication that Zendesk either requires significant board change or should be sold.” Later that day, at a special meeting of stockholders to approve the Momentive Acquisition, stockholders of Zendesk overwhelmingly voted down the Momentive Acquisition, with only 9% of votes being cast in favor of the transaction (including management and other insider ownership of approximately 3%), the lowest level of support of any disclosed deal-related stockholder vote (buyer or seller) in the Russell 3000 in at least the last 20 years.[7]

On February 28, 2022 in the wake of stockholders’ rejection of the Momentive Acquisition, JANA issued a public letter to the Board highlighting that their proposed acquisition of Momentive was rejected by more than 90% of stockholders and urging that “Zendesk requires either significant board change, or in the absence of such change, should be sold”.

______________________________________

[7] See Id.

PROPOSAL 1: ELECTION OF DIRECTORS

According to public information, the Board currently consists of ten directors divided into three classes. We are soliciting proxies to elect our four Nominees as Class II directors, who, if elected, would only constitute a minority of the Board. Even if our four Nominees are elected, because the Nominees will only represent a minority of the members of the Board, there can be no assurance that they will be able to implement the actions that they believe are necessary to enhance stockholder value without the support of the other members of the Board.

If successful in our proxy solicitation, the Board will be composed of our four Nominees — Quincy L. Allen, Felicia Alvaro, Jeff Fox and Scott Ostfeld — and current directors Archana Agrawal, Michael Curtis, Steve Johnson, Hilarie Koplow-Adams, Mikkel Svane and Michelle Wilson, each of whom are not up for election at the Annual Meeting. If elected, each of the Nominees will serve three-year terms until the 2025 annual meeting of stockholders and until their successors have been duly elected and qualified. There is no assurance that any incumbent “Class II” director will serve as a director if one or more of the Nominees are elected to the Board.

Each of the Nominees has agreed to being named as a Nominee in this Proxy Statement and has confirmed his or her willingness to serve on the Board if elected. The age and other information related to our Nominees shown below are as of the date of the filing of this Proxy Statement.

Stockholders who return the WHITE proxy card will only be able to vote for the Nominees listed on the card. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company, by requesting a "legal proxy" and casting your vote by ballot in person by attending the Annual Meeting or by voting via the Internet or toll-free telephone number provided in the Company's proxy statement. You should refer to the Company's proxy statement for the names, background, qualifications and other information concerning the Company’s director nominees.

Nominees:

Name; Business Address	Age	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years

Quincy L. Allen Business Address: c/o JANA Partners LLC 1330 Avenue of the Americas, 31st Floor New York, New York 10019	62

Mr. Allen has over 35 years of leadership experience in the technology services industry. From 2015 to 2018, he served as IBM Corporation’s Go-To-Market Leader of Cognitive Process Services and Chief Marking Officer for IBM Cloud. From 2012 to 2015, Mr. Allen served as Chief Marketing and Strategy Officer at Unisys Corporation, a global information technology company. From 2009 to 2010, he served as Chief Executive Officer for Vertis Communications, a direct marketing and advertising company. Prior to joining Vertis, Mr. Allen held several leadership positions with Xerox Corporation, including President of the Global Services and Strategic Marketing Group and President of Production Systems Group. Mr. Allen serves on the boards of enterprise technology provider Lumen Technologies (audit committee), Office Depot (audit committee) and ABM Industries (audit committee). He previously served on the boards of NCR and Gateway. Mr. Allen is on the board of Launch NY, a not-for-profit supporting startup companies with access to seed capital and business mentoring. Mr. Allen holds a B.S. in Electrical Engineering from Northeastern University and an M.B.A. from University of Rochester.

Mr. Allen’s qualifications to serve as a director include his deep knowledge of the industry, his range of prior executive roles across a variety of technology platforms, and his extensive public company board experience across both technology and non-technology companies, including serving as an audit committee member of multiple public companies.

Felicia Alvaro Business Address: c/o JANA Partners LLC 1330 Avenue of the Americas, 31st Floor New York, New York 10019	61

Ms. Alvaro has over 20 years of finance experience in the software sector. Most recently, she was Executive Vice President, Chief Financial Officer and Treasurer of Ultimate Software, a cloud-based human capital management software provider for businesses, before she retired in 2020. She spent 22 years at Ultimate Software helping the company grow from $50 million in revenue to over $1 billion. In her role, she oversaw the financial aspects of the company’s largest acquisition, which took them global, as well as its transition from being a publicly traded company to privately held following Hellman & Friedman’s $11 billion acquisition. Prior to Ultimate Software, she spent 11 years in finance and accounting positions at Precision Response Corporation, Pueblo Xtra International and KPMG. Ms. Alvaro serves on the board of cloud-based software provider ServiceMax (audit chair) and was previously on the board of software provider Cornerstone OnDemand (audit chair) until it was taken private by Clearlake Capital Group in 2021. Ms. Alvaro holds a B.S. in Accounting from Southeastern Louisiana University.

Ms. Alvaro’s qualifications to serve as a director include her deep knowledge of the industry, her strong financial capabilities, having served as CFO of a public SaaS company, her expertise in capital allocation and mergers & acquisitions as both a public company CFO and a corporate director, and her experience serving as a director of software companies including as an audit committee chairperson at both a public and a private equity owned software company.

Jeff Fox Business Address: c/o JANA Partners LLC 1330 Avenue of the Americas, 31st Floor New York, New York 10019	59

Since 2009, Jeff Fox has served as Chief Executive Officer of The Circumference Group, a public and private investing platform, where he oversees management and business strategy. From 2017 to 2021, he served as President and CEO of Endurance International Group Holdings, Inc., an IT services company that specialized in web hosting, where he also served as a member of its board of directors from 2017 until it was taken private by Clearlake Capital Group in 2021. Mr. Fox held various roles at Convergys Corporation, one of the nation’s largest third party customer support and care centers, from 2010 until its sale to Synnex Corporation in 2018; from 2013 to 2018 he served as Chairman of the board; from 2012 to 2013 he served as Executive Chairman; and from 2010 to 2012 he served as President and CEO. Prior to this, Mr. Fox held multiple positions at Alltel Corporation, where, as COO, he directed the operations of the 5th largest wireless company in the United States, with over $10 billion in revenue, $3.5 billion in EBITDA, and 16,000 employees. In this role he was responsible for all retail, business, and indirect sales, marketing, customer service, IT, engineering, network planning and operations, supply chain, procurement, and operations support. Mr. Fox began his career in investment banking with Merrill Lynch and Stephens, Inc., specializing in M&A. Mr. Fox previously served on the boards of Avis Budget Group and Blackhawk Network until its sale to Silver Lake. Mr. Fox holds a B.A. in Economics from Duke University.

Mr. Fox’s qualifications to serve as a director include his past service as a CEO of two public companies as well as his various corporate experience across the technology and communications spaces, and his expertise in capital allocation and mergers & acquisitions activity as both a public company CEO and a corporate director.

.

Scott Ostfeld Business Address: c/o JANA Partners LLC 1330 Avenue of the Americas, 31st Floor New York, New York 10019	45

Mr. Ostfeld has more than 17 years of experience investing and engaging with companies to drive shareholder value. He is a Partner of JANA Partners LLC and Co-Portfolio Manager of JANA Strategic Investments, a strategy specializing in enhancing stockholder value through active stockholder engagement. Prior to joining JANA Partners in 2006, Mr. Ostfeld was at GSC Partners, where he served in their distressed debt private equity group and focused on acquiring companies through the restructuring process and enhancing value as an equity owner. Mr. Ostfeld was previously an investment banker at Credit Suisse First Boston Corporation, where he worked on M&A and capital raising. Mr. Ostfeld serves on the board of Conagra Brands. He previously served on the boards of HD Supply Holdings until its sale to Home Depot, and Team Health Holdings until its sale to Blackstone. He serves as a member of the advisory board of Columbia University’s Richman Center for Business, Law, and Public Policy. Mr. Ostfeld holds a B.A. in Art History from Columbia University, a J.D. from Columbia Law School and an M.B.A. from Columbia Business School.

Mr. Ostfeld’s qualifications to serve as a director include his substantial experience in the areas of finance, capital allocation and mergers & acquisitions, his expertise in the corporate governance and shareholder engagement arenas, and his extensive public company board experience.

We urge stockholders to vote FOR ALL of the Nominees using the WHITE proxy card today!

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. We believe that, if elected, each of the Nominees will be considered an independent director of the Company under (i) the Company’s Corporate Governance Guidelines, adopted April 2014; (ii) Section 303A.02(a) of NYSE Listed Company Manual; and (iii) paragraph (a)(1) of Item 407 of Regulation S-K. Under the NYSE Listed Company Manual, however, a final determination as to the independence of the Nominees will not be made until after their election and appointment to the Board.

We refer stockholders to the Company's proxy statement for the biographies and other important information regarding the Company’s nominees.

Each of the Nominees (except for Mr. Ostfeld) has entered into a nominee agreement pursuant to which JANA Special Situations Management, LP (“JANA Special Situations”) has agreed to pay the costs of soliciting proxies in connection with the Annual Meeting and to defend and indemnify such Nominees (except for Mr. Ostfeld) against, and with respect to, any losses that may be incurred by them in the event they become a party to litigation based on their nomination as candidates for election to the Board and the solicitation of proxies in support of his or her election. Each Nominee (except for Mr. Ostfeld) received compensation in the amount of $50,000 following the submission of a notice of nomination for their election to the Board of the Company at the Annual Meeting by certain affiliates of JANA Special Situations, and each Nominee (except for Mr. Ostfeld) will receive an additional $200,000 in the event of his or her appointment or election. Each Nominee, other than Mr. Ostfeld, agreed to hold shares of Common Stock with a market-value equal to at least the estimated after-tax proceeds of $250,000 as of the date of his or her election or appointment, subject to certain exceptions, until the later of when he or she is no longer a director of the Corporation and three years. The Nominees will not receive any compensation from JANA Special Situations or its affiliates for their services as directors of the Company if elected. If elected, the Nominees will be entitled to such compensation from the Company as is consistent with the Company’s practices for the services of non-employee directors.

Each of the Nominees has agreed to being named as a Nominee in this Proxy Statement and has confirmed his or her willingness to serve on the Board if elected. We do not expect that any of the Nominees will be unable to stand for election, but, in the event that a Nominee is unable to or for good cause will not serve, the shares of Common Stock represented by the WHITE proxy card will be voted for a substitute candidate selected by JANA.  If JANA determines to add or substitute nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, it will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and includes biographical and other information about such nominees required by the rules of the SEC.

Vote Required.

According to the Company’s Second Amended and Restated By-Laws (the “Bylaws”), directors will be elected by a plurality of the votes properly cast by the stockholders entitled to vote in contested elections such as this one (meaning that the four director nominees who receive the highest number of shares voted “FOR” their election by the Company’s stockholders will be elected to the Board). Withhold votes will have no effect on the outcome of Proposal 1.

We urge you to vote today using our WHITE proxy card. If you have already voted using the Company’s gold proxy card, you have every right to change your vote by using the enclosed WHITE proxy card to vote again by telephone or by Internet. We encourage all stockholders to submit their proxies electronically. If you do not have access to a touch-tone phone or the Internet, please sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King, at (800) 848-3410 (TOLL-FREE from the U.S. and Canada), (212) 269-5550 (from other locations) or email at ZEN@dfking.com.

We Recommend a Vote FOR ALL of the Nominees using the WHITE proxy card.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We expect the Company's proxy statement to ask stockholders to ratify the Board’s appointment of Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022. A representative of E&Y is expected to attend the Annual Meeting and will have an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions from stockholders. E&Y was selected by the Board as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022.

We expect the Company’s proxy statement to state that if stockholders do not ratify the appointment of E&Y as the Company’s independent public registered accounting firm for the year ending December 31, 2022, the Company will review its future appointment of E&Y.

Vote Required.

According to the Bylaws, the approval of Proposal 2 requires the affirmative vote of a majority of the shares of Common Stock properly cast at the Annual Meeting. Abstentions will have no effect on the outcome of Proposal 2.

We Recommend a Vote FOR Proposal 2 on the WHITE proxy card.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

We expect that the Company will provide stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers (“NEOs”).

We believe stockholders should vote [●] the proposal to approve the compensation of the Company’s NEOs.

We expect that the Company will request a non-binding, advisory vote on a resolution substantially in the following form:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby APPROVED.

We encourage all stockholders to review the Company’s proxy disclosures in the Company’s proxy statement in detail, when it becomes available.

Note: The stockholder vote on this Proposal 3 will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board, or creating or implying any change to, or additional fiduciary duties for, the Company or the Board.

Vote Required.

According to the Bylaws, the approval of Proposal 3 requires the affirmative vote of the a majority of the shares of Common Stock properly cast at the Annual Meeting. Abstentions will have no effect on the outcome of Proposal 3.

We Recommend a Vote [__] Proposal 3 on the WHITE proxy card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Common Stock at the close of business on the Record Date, [    ], 2022, are entitled to notice of and to vote at the Annual Meeting. Stockholders who sold shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date (unless they also transfer their voting rights as of the Record Date).  We believe that the Company’s proxy statement will state that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

If you hold shares through a bank, broker or other custodian (referred to as shares held in “street name”), the custodian will provide you with a copy of the Proxy Statement and a WHITE voting instruction form. We encourage you to provide voting instructions so that your shares can be counted in the election of directors and the other matters to be considered at the Annual Meeting.

How do I vote my shares?

Shares held in record name. If your shares of Common Stock are registered in your own name, please vote today via Internet or telephone by following the directions on the enclosed WHITE proxy card or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your shares of Common Stock in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote FOR ALL of the Nominees. Please follow the instructions to vote provided on the enclosed WHITE voting instruction form. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE voting instruction form.

Note: Shares of Common Stock represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, “FOR ALL” of the Nominees listed in Proposal 1, “FOR” Proposal 2 and “[   ]” Proposal 3.

How should I vote on each proposal?

JANA recommends that you vote your shares using the WHITE proxy card as follows:

“FOR ALL” Nominees standing for election to the Board named in this Proxy Statement (Proposal 1);

“FOR” the ratification of the Company’s selection of independent registered public accounting firm (Proposal 2); and

“[ ]” the advisory proposal to approve the compensation of the Company’s named executive officers (Proposal 3).

How many shares must be present to hold the Annual Meeting?

According to the Bylaws, the holders of a majority of the outstanding shares of stock of the Company entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at the Annual Meeting for the transaction of business. Abstentions will be counted for purposes of determining whether a quorum is present and will have no effect on Proposal 1, Proposal 2 or Proposal 3. Broker non-votes will not be counted for purposes of determining whether a quorum is present or for voting purposes. For more information on broker non-votes, see “What are “broker non-votes” and what effect do they have on the proposals?” For more information on broker non-votes, see “What are “broker non-votes” and what effect do they have on the proposals?” below.

What vote is needed to approve each proposal?

•	Proposals 1 – Election of Directors. According to the Charter and Bylaws, directors shall be elected by a plurality of the votes cast in contested elections (meaning that the four director nominees who receive the highest number of shares voted “FOR” their election by the stockholders will be elected to the Board). A withhold vote will have no effect on Proposal 1.

THE ONLY WAY TO SUPPORT ALL FOUR OF JANA’S NOMINEES IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR ALL” THE NOMINEES ON THE WHITE PROXY CARD. PLEASE DO NOT SIGN OR RETURN A GOLD PROXY CARD FROM THE COMPANY, EVEN IF YOU INSTRUCT TO “WITHHOLD” ON THEIR DIRECTOR NOMINEES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE WHITE PROXY CARD (ONLY YOUR LATEST DATED PROXY CARD COUNTS).

•	Proposal 2 – Ratify E&Y as the Company’s Independent Registered Accounting Firm. According to the Bylaws, the approval of Proposal 2 requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote. Abstentions will have no effect on Proposal 2.
•	Proposal 3 – Advisory Vote to Approve the Compensation of the Company's Named Executive Officers. According to the Bylaws, the approval of Proposal 3 requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote. Abstentions will have no effect on Proposal 3.

What are “broker non-votes” and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker, bank or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from you, as the beneficial owner of such shares with respect to that proposal, the brokerage firm cannot vote such shares on that proposal unless it is a “routine” matter. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), if you receive proxy materials from or on behalf of both JANA and the Company, brokers, banks and other nominees will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. Because JANA has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by JANA. As a result, there will be no broker non-votes by such banks, brokers or other nominees with respect to such accounts. If you do not submit any voting instructions to your broker, bank or other nominee with respect to such accounts, your shares in such accounts will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists.

Broker non-votes will not be counted for purposes of determining whether a quorum is present or for voting purposes with regards to any of the Proposals.

What should I do if I receive a proxy card from the Company?

You will also be receiving proxy solicitation materials from Zendesk, including a proxy statement and gold proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We do not endorse any of the Company’s nominees and recommend that you discard any gold proxy card or solicitation materials that you receive from the Company. Voting “WITHHOLD” for any of the Company’s nominees on its gold proxy card is not the same as voting for our Nominees because a vote withheld for any of the Company’s nominees on the Company’s gold proxy card will revoke any previous voting instructions you submitted on the WHITE proxy card. If you have already voted using the Company’s gold proxy card, you have every right to change your vote by using the enclosed WHITE proxy card, by voting via Internet or by telephone by following the instructions on the WHITE proxy card, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest-dated validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King. Stockholders may call (800) 848-3410 (TOLL-FREE from the U.S. and Canada) or (212) 269-5550 (from other locations) or email at ZEN@dfking.com.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	returning a later-dated proxy, either by voting by telephone, or Internet by following the instructions on the enclosed WHITE proxy card, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided (the latest dated proxy is the only one that counts);
•	voting again using the telephone or Internet before the cutoff time;
•	filing an instrument in writing revoking the proxy;
•	filing another duly executed proxy bearing a later date with the Company’s Secretary before the vote is counted; or
•	virtually attending the Annual Meeting and voting by ballot in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must provide written authority from the record owner to vote your shares held in its name at the meeting in the form of a “legal proxy” issued in your name from the bank, broker or other nominee that holds your shares. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King. Stockholders may call (800) 848-3410 (TOLL-FREE from the U.S. and Canada) or (212) 269-5550 (from other locations).

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S GOLD PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that a copy of any revocation be mailed to JANA Partners LLC, c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by JANA and the Nominees. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements. JANA will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. JANA has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. JANA will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of JANA will also participate in the solicitation of proxies in support of the Nominees. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

JANA has retained D.F. King to provide solicitation and advisory services in connection with this solicitation. D.F. King will be paid a fee not to exceed $[●] based upon the campaign services provided. In addition, JANA will reimburse D.F. King for certain documented, out-of-pocket fees and expenses and will indemnify D.F. King against certain liabilities and expenses, including certain liabilities under the federal securities laws. D.F. King will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that D.F. King will employ approximately [●] persons to solicit the Company’s stockholders as part of this solicitation. D.F. King does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

The entire expense of soliciting proxies is being borne by JANA. Costs of this proxy solicitation are currently estimated to be approximately $[●]. We estimate that through the date hereof, JANA’s expenses in connection with this proxy solicitation are approximately $[●]. If successful, JANA may seek reimbursement of these costs from the Company. In the event that it decides to seek reimbursement of its expenses, JANA does not intend to submit the matter to a vote of the Company’s stockholders. The Board, which will consist of four of the Nominees, if all are elected, and six of the incumbent Company directors, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its stockholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.

Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to ir@zendesk.com.

Because JANA has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are stockholders of the company will not be householding our proxy materials.

Where can I find additional information concerning Zendesk?

Pursuant to Rule 14a-5(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have omitted from this Proxy Statement certain disclosures required by applicable law to be included in the Company's proxy statement in connection with the Annual Meeting. Such disclosures includes information regarding securities of the Company beneficially owned by the Company’s directors, nominees and management; certain stockholders’ beneficial ownership of more than 5% of the Company’s voting securities; information concerning the Company’s directors who are not up for election at the Annual Meeting; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the 2023 annual meeting of stockholders and for consideration for inclusion in the proxy materials for that meeting. If the Company does not distribute the Company’s definitive proxy statement to stockholders at least ten days prior to the Annual Meeting, we will distribute to the stockholders a supplement to this Proxy Statement containing such disclosures at least ten days prior to the Annual Meeting. We take no responsibility for the accuracy or completeness of information contained in or excerpted from the Company's proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC’s website at http://www.sec.gov/.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today.

Thank you for your support,

JANA Partners LLC
JANA Special Situations Management, LP
Barry Rosenstein
Quincy L. Allen
Felicia Alvaro
Jeff Fox
Scott Ostfeld

[●], 2022

ANNEX I: INFORMATION ON THE PARTICIPANTS

This proxy solicitation is being made by JANA Special Situations Management, LP (“JANA Special Situations”), JANA Partners LLC (“JANA Partners”), and Barry Rosenstein, the Managing Partner of JANA Special Situations and JANA Partners ("Mr. Rosenstein", and together with JANA Special Situations and JANA Partners, "JANA", JANA together with the Nominees, the "Participants"). Mr. Ostfeld is a Partner of JANA Partners and JANA Special Situations.

As of the close of business on March 16, 2022, the Participants may be deemed to beneficially own, in the aggregate, 3,099,634 shares of Common Stock, representing approximately 2.5% of the Company’s outstanding shares of Common Stock. The percentages used herein are based upon 121,868,122 shares of Common Stock outstanding as of February 14, 2022, as reported in the Company’s Annual Report on Form 10-K, filed with the SEC on February 15, 2022.

Of the 3,099,634 shares of Common Stock beneficially owned in the aggregate by the Participants: (a) 3,098,939 shares of Common Stock are beneficially owned by JANA Partners and JANA Special Situations, (b) 450 shares of Common Stock may be deemed to be beneficially owned by Mr. Allen, and (c) 245 shares of Common Stock may be deemed to be beneficially owned by Ms. Alvaro.

JANA, Mr. Allen, and Ms. Alvaro may be deemed a “group” as defined in Rule 13d-5 of the Exchange Act, and, pursuant to such definition, JANA Partners and JANA Special Situations may be deemed to collectively and beneficially own an aggregate of 3,099,634 shares of Common Stock.

Mr. Allen expressly disclaims beneficial ownership of the shares of Common Stock beneficially owned by JANA and Ms. Alvaro. Ms. Alvaro expressly disclaims beneficial ownership of the shares of Common Stock beneficially owned by JANA and Mr. Allen. JANA expressly disclaims beneficial ownership of the shares of Common Stock beneficially owned by each of Mr. Allen and Ms. Alvaro. Each Participant disclaims beneficial ownership of the Common Shares reported above except to the extent of his or its actual pecuniary interest therein.

The address of the business office of each of JANA Special Situations and JANA Partners is c/o JANA Partners LLC, 1330 Avenue of the Americas, 31st Floor, New York, New York 10019.

The principal business of each of JANA Special Situations, JANA Partners and Mr. Rosenstein is investment management.

The principal business addresses, along with the principal occupation, of each of the Nominees is disclosed in the section titled “PROPOSAL 1: ELECTION OF DIRECTORS” on page 7.

Except as set forth in this Proxy Statement (including the Annexes), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this proxy solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this Proxy Statement (including the Annexes), none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Neither the Nominees nor any associate of a Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

Transactions by the Participants with respect to the Company’s securities

The following tables set forth all transactions in the Common Stock effected by any of the Participants during the past two years. The shares of Common Stock reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise noted, all such transactions were effected on the open market.

JANA Partners and JANA Special Situations*
Trade Date	Amount Acquired (Sold)

11/2/2021	150,000
11/4/2021	40,000
11/5/2021	69,000
11/8/2021	172,967
11/9/2021	89,033
11/10/2021	133,800
11/11/2021	113,175
11/18/2021	197,791
11/19/2021	268,610
11/22/2021	339,000
11/23/2021	229,300
11/26/2021	42,200
11/29/2021	150,800
11/30/2021	93,000
12/14/2021	14,482
12/15/2021	46,897
12/16/2021	17,400
12/20/2021	125,000
12/23/2021	49,745
12/27/2021	44,900
1/3/2022	653,000
1/7/2022	125,000
1/10/2022	100,000
1/11/2022	12,225
1/24/2022	36,959
1/27/2022	3,840
1/28/2022	6,210
1/31/2022	153,542
2/1/2022	24,783
2/3/2022	21,280
2/17/2022	(115,157)**
2/18/2022	(100,000)**
2/22/2022	(59,843)**
2/23/2022	(50,000)**
2/24/2022	(50,000)**
2/25/2022	(50,000)**

* Transactions in the Common Stock also may be deemed to have been effected by Messrs. Rosenstein and Ostfeld as the Managing Member and Partner, and a Partner of JANA Partners and JANA Special Situations, respectively.

** Trade made for rebalancing purposes.

Mr. Allen
Trade Date	Amount Acquired (Sold)

2/22/2022	450

Ms. Alvaro
Trade Date	Amount Acquired (Sold)

2/22/2022	245

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your proxy “FOR ALL” of the Nominees by taking three steps:

●	Voting via the Internet by following the easy instructions on the enclosed WHITE proxy card or WHITE voting instruction form;

●	Voting by telephone using the toll-free number listed on the enclosed WHITE proxy card or WHITE voting instruction form and following the easy voice prompts;

●	We encourage all stockholders to vote electronically. If you do not have access to a touch-tone phone or the Internet, you may sign, date and return the enclosed WHITE proxy card or WHITE voting instruction in the postage-paid envelope provided; or

●	Attending the Annual Meeting and voting by ballot thereat.

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed WHITE voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE proxy card to be issued representing your shares. Please follow the simple instructions on the enclosed WHITE proxy card.

After voting the enclosed WHITE proxy card, DO NOT SIGN OR RETURN ZENDESK’S GOLD PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a gold proxy card to Zendesk, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Zendesk by voting by telephone or the Internet following the instructions on the enclosed WHITE proxy card or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting by delivering a written notice of revocation to the Company, by delivering a later-dated proxy for the Annual Meeting to D.F. King or by voting by ballot in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005
ZEN@dfking.com

Stockholders Call Toll-Free at: (800) 848-3410

Banks and Brokers Call Collect: (212) 269-5550

PRELIMINARY COPY SUBJECT TO COMPLETION

PLEASE SUBMIT YOUR VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

6TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6

ZENDESK, INC.
WHITE Proxy Card for 2022 Annual Meeting of Stockholders Scheduled for [ ], 2022 (the “Annual Meeting”):

THIS PROXY SOLICITATION IS BEING MADE BY JANA PARTNERS LLC AND
CERTAIN OF ITS AFFILIATES (“JANA”, “WE” OR “US”) AND THE INDIVIDUALS
NAMED IN PROPOSAL 1 (THE “NOMINEES”)

THE BOARD OF DIRECTORS OF ZENDESK, INC. IS NOT SOLICITING THIS PROXY

W H I T E P R O X Y	The undersigned appoints each of Scott Ostfeld, Edward McCarthy, Jennifer Fanjiang and Eleazer Klein, as attorneys and/or agents with full power of substitution, to vote all shares of common stock of Zendesk, Inc., a Delaware corporation (the “Company”), that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company scheduled to be held on [ ], 2022, at [ ], including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement or substitution thereof that are unknown to JANA a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU VALIDLY EXECUTE AND RETURN THIS WHITE PROXY CARD WITHOUT INDICATING YOUR VOTE ON ONE OR MORE OF THE PROPOSALS, THE NAMED PROXIES WILL EXERCISE THEIR DISCRETION TO CAUSE YOUR PROXY TO BE VOTED “FOR ALL” OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “[ ]” PROPOSAL 3.

YOUR VOTE IS VERY IMPORTANT — PLEASE VOTE TODAY

(continued and to be signed on the reverse side)

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Zendesk, Inc.
common stock for the upcoming 2022 Annual Meeting of Stockholders.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet

Please access [●] (please note you must type an “s” after “http”). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

Submit your proxy by Telephone Please call toll-free in the U.S. or Canada at [ ] on a touch-tone telephone. You will be required to provide the unique control number printed below.

CONTROL NUMBER

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the WHITE proxy card.

Submit your proxy by Mail
Please complete, sign, date and return the proxy card in the envelope provided to: [ADDRESS]

6TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6

Please mark vote as in this sample

JANA recommends you vote “FOR ALL” the Nominees listed in Proposal 1, “FOR” on Proposal 2 and “[ ]” on Proposal 3.

Proposal 1. Election of Directors – 01. Quincy L. Allen, 02. Felicia Alvaro, 03. Jeff Fox and 04. Scott Ostfeld.			Proposal 2. – To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR	AGAINST	ABSTAIN

FOR ALL	WITHHOLD ALL	*FOR ALL EXCEPT
			Proposal 3. – To approve, on a non-binding advisory basis, the compensation for the Company’s named executive officers.	FOR	AGAINST	ABSTAIN

*NOTE: If you do not wish for your shares to be voted “FOR” one or more of the Nominees, mark the “FOR ALL EXCEPT” box and write the name of the Nominee(s) that you do not wish to vote for in the space provided below. There is no assurance any of the Zendesk nominees will serve as directors if one or more of the Nominees is elected to the Board.

Date:	, 2021

Signature

Signature (Joint Owner)

Title(s)
NOTE: Please sign exactly as name appears hereon. If more than one owner, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES